SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

CYBER APPS WORLD INC.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada 000-24459 90-0314205

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(State or Other Jurisdiction (Commission ( I.R.S. Employer

of Incorporation) File Number) Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director and Officer

Effective November , 2018, our Board elected and appointed Kateryna Malenko, as a director to fill an existing vacancy on our Board of Directors, and as Secretary of the Company, replacing Liudmilla Voinarovska, our President and Chief Executive Officer, as Secretary.

Kateryna Malenko, age 27, is an independent sales and business development consultant self-employed since 2011. Ms. Malenko was born in Brest, Belorussia, a part of the former USSR. In June 2011 she graduated from Kharkiv Business Academy with a Bachelor’s Degree in Business Administration. After graduation Ms. Malenko took an additional course in programming and website development at Kiev State Polytechnical University in 2015 and 2016.

In 2016, Ms. Malenko was working as an independent business consultant at MMS Group LTD, Kiev, Ukraine and then a project manager for the same company (MMS Group LTD in Kiev, a Ukraine based market research company). In 2013 she started her own consulting business under the name Kat Consulting, using Kat Consulting in the Ukraine as a dba. The principal consulting areas included project management, development of marketing strategy including online marketing, website building including news website and, use of social media. Since 2013 to the present In 2016 created, developed and sold a news website to a firm in Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APPS WORLD INC.

Dated: January 18, 2018	By:	/s/ Liudmilla Voinarovska
Liudmilla Voinarovska, Chief Executive Officer